LifeWallet Announces a Comprehensive Settlement with 28 Affiliated Property and Casualty Insurers, Benefiting LifeWallet’s Medicare Clients Across the U.S.

Coral Gables, FL, March 3, 2024. MSP Recovery, Inc. d/b/a LifeWallet (NASDAQ: LIFW) (“LifeWallet” or “the Company”) announces a comprehensive settlement with 28 affiliated property and casualty insurers (“P&C Insurers”) that, in addition to settling existing claims, establishes a going-forward process to collaboratively and timely resolve future claims, as well as share important historical data that is expected to enhance LifeWallet’s claims reconciliation capabilities, benefiting its Medicare clients across the mainland U.S. and Puerto Rico. The settlement includes:

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The P&C Insurers’ agreement to provide ten years of historical data (identifying all claims processed from January 1, 2014, through the present) and data sharing of future claims, extending out for one year, assisting LifeWallet in reconciling its current and future assigned Medicare claims;
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The P&C Insurers’ Implementation of LifeWallet’s coordination of benefits clearinghouse solution;
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A 5-year agreement to resolve cooperatively, or through binding mediation, relevant Medicare claims (liens) that LifeWallet owns today and in the future;
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The P&C Insurers’ agreement that they are primary payers for any unreimbursed Medicare lien that LifeWallet identifies from data sharing, and the P&C Insurers’ agreement to assign all rights to collect against other third parties that either failed to pay liens or collected twice from Medicare funds and the P&C Insurers; and
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A cash payment from the P&C Insurers to LifeWallet to settle existing historical claims (amount subject to confidentiality).

Settlement Significance

This settlement agreement is the result of LifeWallet’s more than ten-year commitment to revolutionize the fragmented healthcare reimbursement system with data-driven solutions, utilizing its extensive legal infrastructure to enforce Primary Payer obligations (from mostly property and casualty insurers), through years of federal and state litigation. The settlement creates an environment where Secondary Payers, such as health insurance plans and healthcare providers, discover Medicare liens owed to them and recover conditional payments from responsible primary plans, such as property and casualty insurers. As described by a federal appellate judge, when Secondary Payers “recover efficiently from Primary Payers, the Medicare Trust Fund does achieve cost savings.”

LifeWallet is of the opinion the settlement demonstrates proof of concept that can potentially be replicated with other Primary Payers. However, LifeWallet notes that this settlement is not a guarantee that LifeWallet’s portfolio of assigned claims (owed by other Primary Payers) can be settled with the same or similar terms. The settlement value is a combination of monetary and non-monetary considerations, with the non-monetary considerations involving LifeWallet obtaining data on all the claims that were processed and paid by the P&C Insurers, and the P&C Insurers’ assignment of rights to collect against other responsible parties. This will enhance LifeWallet’s ability to discover liens and recover payments owed, more quickly than through litigation. It also enables LifeWallet to pursue a diversified number of entities that failed to pay liens or collected twice for the same bills, both from the insurer and LifeWallet’s assignor clients.

LifeWallet Founder and CEO, John H. Ruiz, commented, “Today’s news shows LifeWallet’s significant progress in implementing our business model and commitment to achieving positive outcomes for healthcare entities across the country.” LifeWallet Co-Founder and Chief Legal Officer, Frank C. Quesada, added, “We are hopeful these collaborative efforts will pave the way for similar resolutions with other property and casualty insurers, including those currently in negotiations with LifeWallet. This benefits all stakeholders willing to work together to address issues that have plagued the healthcare industry for decades and be part of the solution to improve the healthcare system for insurers, providers, and patients alike.”

Solving An Industry Problem

The failure to follow the Medicare Secondary Payer Act (“MSP Act”) is costing taxpayers billions of dollars. The law serves to protect original Medicare, Medicare Advantage plans, and downstream entities. Medicare loses money because it “pays in the dark” and relies on Primary Payers to report information to Centers for Medicare & Medicaid Services (“CMS”). Primary Payers, however, often do not have the tools and resources in place to identify every reportable event. LifeWallet’s data matching initiatives have created transparency, enabling LifeWallet’s Secondary Payer clients to discover when a Medicare beneficiary is insured through other sources and recover reimbursements.

Historical reconciliation, assignment of P&C Insurers’ rights, and 5-year agreement to resolve unreimbursed Medicare liens, without the need for litigation

This settlement is a crucial step in addressing the systemic problems arising from incomplete reporting because the settlement requires the P&C Insurers to share ten years of historical data on first and third-party claims. The P&C Insurers have agreed that for each unreimbursed Medicare lien that LifeWallet identifies from the historical data, they will assign to LifeWallet any rights they have to collect against those third parties that either failed to pay liens or collected twice from LifeWallet’s clients (that paid with Medicare funds) and the P&C Insurer. This process further enhances LifeWallet’s ability to discover liens owed by P&C Insurers and any other third parties that had payment responsibility, and to collect on its portfolio of current claim rights.

Furthermore, the settlement sets up a five-year agreement whereby the P&C Insurers agree to either resolve cooperatively, or through binding mediation, any future rights to unreimbursed liens, providing a structured process to work through lien repayment on a timely basis, without the need for costly and inefficient litigation. This applies to current and future LifeWallet clients.

Working towards real-time payer-based identification through LifeWallet’s coordination of benefits clearinghouse

Utilizing LifeWallet’s unique payer-based knowledge, artificial intelligence (“AI”) and blockchain-based LifeChain integrations, LifeWallet has developed a comprehensive coordination of benefits clearinghouse. This builds upon the Company’s previously announced initiatives: “MSP Recovery and Palantir to Transform Connectivity Across the U.S. Healthcare System” and “LifeWallet Announces Significant Enhancements to LifeWallet Health with Advanced Tools for Providers and Patients.” Through the seamless convergence of information technology and direct Application Programming Interface (“API”) and/or similar data transfer protocols, LifeWallet’s clients and Primary Payers can efficiently coordinate benefits. This integrated offering creates transparency and efficiency in claims reconciliation. Traditional methods that rely on Primary Payers to report to Medicare are flawed because Primary Payers often lack the necessary tools, resources, and data points to comply with the stringent data field requirements imposed by CMS. A direct data connection allows for more efficient communication of payments and coordination of recovery efforts when conditional payments are made.

This technology creates a substantial advancement in benefits management, coordination of insurance coverage, and claims resolution between parties. LifeWallet’s ability to identify and coordinate benefits for medical claims will give its clients a significant payment reconciliation advantage over the rest of the industry. This also allows patients to gain access (with proper security protocols) to their claims data, which will provide clarity into what was billed, who originated the bill, and which payer(s) made payment(s). David Simmons, who has held several MSP policy roles at CMS and founded healthcare consulting firm, Ten One Strategies, commented on the LifeWallet coordination of benefits clearinghouse, saying, “Having all parties coordinate early in the process demonstrates that payer coordination can be an efficient and proactive partnership.”

LifeWallet’s Business Model

Since its founding in 2014 as MSP Recovery, LifeWallet has aimed to disrupt the antiquated healthcare reimbursement system with data-driven solutions, utilizing advanced technology and extensive legal expertise to recover reimbursements for Medicare, Medicaid, and commercial entities.

LifeWallet Founder and CEO, John H. Ruiz, who worked with LifeWallet’s counsel, Charlie Whorton, to achieve this settlement resolution, said, “This settlement encompasses the two most important concepts that LifeWallet set out to resolve — discover conditional payments and recover reimbursement from primary payers. While some insurers have failed to follow the law and been uncooperative, we commend those insurers that have stepped up to the plate to do what is required.” Ruiz continued, “Our goal has been to create a more compliant and transparent environment, where secondary payers and primary plans are coordinating and sharing information. Such an environment ultimately serves to preserve the Medicare Trust Funds.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan" and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including for example statements regarding potential future settlements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance or results and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by the Company herein speaks only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict or identify all such events or how they may affect it. the Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, the Company’s ability to capitalize on its assignment agreements and recover monies that were paid by the assignors; the inherent uncertainty surrounding settlement negotiations and/or litigation, including with respect to both the amount and timing of any such results; the success of the Company's scheduled settlement mediations; the validity of the assignments of claims to the Company; negative publicity concerning healthcare data analytics and payment accuracy; and those other factors included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by it with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

About LifeWallet

Founded in 2014 as MSP Recovery, LifeWallet has become a Medicare, Medicaid, commercial, and secondary payer reimbursement recovery leader, disrupting the antiquated healthcare reimbursement system with data-driven solutions to secure recoveries from responsible parties. LifeWallet provides comprehensive solutions for multiple industries including healthcare, legal, education, and sports NIL, while innovating technologies to help save lives. For more information, visit: LIFEWALLET.COM

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